UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    03/31/05
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

               WASHINGTON            1-6563           91-0742146
           (State or other      (Commission        (IRS Employer
            jurisdiction of      File Number)     Identification No.)
            incorporation)

           Safeco Plaza, Seattle, Washington         98185
      (Address of principal executive officers)   (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Safeco Corporation has executed a $300 million five-year revolving credit facility dated March 31, 2005. The facility, which will be used for working capital and general corporate purposes, expires on March 31, 2010. JPMorgan Chase Bank, N.A. is acting as administrative agent.

This new credit facility replaces an existing $300 million three-year revolving credit facility that expires in September 2005. The new credit facility is structured substantially the same as the one it replaces and requires the company to:

o        Pay a fee to have funds available;
o        Maintain a specified minimum level of shareholders' equity; and
o Keep the company's debt-to-capitalization ratio below a specified maximum.

The credit facility does not require the company to maintain deposits as compensating balances. Safeco did not borrow any funds under the existing facility.

The lenders are:

JPMorgan Chase Bank, N.A.
Bank of America, N.A.
U.S. Bank National Association
KeyBank National Association
The Bank of New York
Wells Fargo Bank, N.A.
Citibank, N.A.
The Bank of Tokyo - Mitsubishi, Ltd., Seattle Branch
The Northern Trust Company
William Street Commitment Corporation
Mellon Bank, N.A.
PNC Bank, National Association


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SAFECO CORPORATION
                                          -------------------------------------
                                          Registrant

Dated: March 31, 2005
                                          /s/ Stephanie Daley-Watson
                                          --------------------------------------
                                          Stephanie Daley-Watson
                                          Vice President and Secretary